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                                                                EXHIBIT 99.14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Registration Statement No. 333-38087 of Prudential Jennison Series Fund, Inc. on Form N-14 of our report for The Prudential Multi-Sector Fund, Inc. which is included in the Statement of Additional Information and dated June 13, 1996.


Deloitte & Touche LLP
New York, New York
April 7, 1998